Exhibit 99.1

Contango ORE Announces Medical Leave of Absence for Chairman and CEO Kenneth R. Peak

HOUSTON--(BUSINESS WIRE)--August 14, 2012--Contango ORE, Inc. (OTCBB: CTGO.PK) announced today that its Chairman and CEO, Kenneth R. Peak, would be taking a medical leave of absence from his responsibilities at the Company for up to six months. The Board of Directors of the Company has elected Mr. Brad Juneau as President and Acting CEO of the Company. Mr. Juneau is the sole manager of the general partner of Juneau Exploration, L.P. (“JEX”), a company involved in the generation of natural gas and oil prospects.

Prior to forming JEX in 1998, Mr. Juneau served as senior vice president of exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as staff petroleum engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS degree in petroleum engineering from Louisiana State University. Mr. Juneau was also elected today as the President and Acting CEO of Contango Oil and Gas Company.

While Mr. Peak’s condition has not been fully diagnosed, Mr. Peak will enter a hospital this week for exploratory tests for a brain tumor and is unlikely to return to active duty with the Company for at least several weeks.

Mr. Peak said: “I expect to return to the Company promptly after completing my tests and undergoing any follow-up treatment that may be required. In the interim, I have the utmost trust and confidence in my close friend and long time business partner, Brad Juneau, to lead the Company in my absence. Brad and his team at JEX were instrumental in developing our interest in gold and acquiring the Company’s properties in Alaska prospective for gold and related minerals. The Company is in the middle of its 2012 exploration program in Alaska, which has been previously laid out and approved by management. We will continue moving forward with this plan and do not expect any departures. In the interim, I want to thank my wife, my family, my friends and my colleagues for their support.”

Mr. Juneau said: “We all wish Ken a speedy and successful recovery and look forward to his quick return. I am pleased to be able to assist Ken and the Company over the coming period.”

Contango ORE, Inc. (CORE) is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals and rare earth elements. Additional information can be found on our web page at www.contangoore.com.

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Brad Juneau, (713) 621-7325
www.contangoore.com